Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Fourth Quarter and Full Year Fiscal 2018 Earnings Release and Conference Call

Analyst Day to be held April 19, 2018

FORT WORTH, Texas--(BUSINESS WIRE)--April 6, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its fourth quarter and full year fiscal 2018 financial results for the period ended March 3, 2018, after market close on Wednesday, April 18, 2018, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Nancy Walsh, Executive Vice President, Chief Financial Officer. A live webcast will be available on the Company’s investor relations website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 1199178.

The following morning, April 19, 2018, the Company will hold an Analyst Day meeting with the financial community from 8:00 a.m. to 12:00 p.m. Eastern Time. Members of the Pier 1 leadership team will discuss the Company’s three-year strategic plan and fiscal 2019 financial guidance. A webcast of the presentations and Q&A session will be available at https://investors.pier1.com both live and after the event.

Annual Meeting of Shareholders

The Company also announced a record date of April 27, 2018 for the Company’s Annual Meeting of Shareholders to be held June 26, 2018.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com